Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2019 Equity Incentive Plan and the 2019 Employee Stock Purchase Plan of RAPT Therapeutics, Inc. of our report dated March 10, 2022, with respect to the consolidated financial statements of RAPT Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

Redwood City, California

March 10, 2022